Manas Enters Into Letter of Intent to Sell A Portion of Its Interest in Its
Albanian Project

BAAR, SWITZERLAND, November 20th, 2009.

Manas Petroleum (“Manas”) (OTCBB: MNAP) is pleased to report that it has entered into an arm’s length binding letter of intent (the "LOI") dated November 19, 2009 with WWI Resources ("WWI") a TSX-V listed company, pursuant to which Manas will sell all of the shares of one of its wholly-owned subsidiaries (the “Subsidiary”) in exchange for a minimum of 100,000,000 common shares and a signing bonus in cash. At or prior to closing, Manas will reorganize its affairs such that the Subsidiary will own 100% of Manas’ Albanian assets. The LOI provides that, after closing, WWI will be obligated to issue to Manas up to an aggregate of 150,000,000 additional WWI common shares upon the achievement of certain operational targets.

Completion of the transaction is subject to, among other things, completion of due diligence satisfactory to both parties, execution of a definitive agreement, receipt of all necessary regulatory and shareholder approvals and completion of a private placement in which WWI will sell 100,000,000 units at a price of $0.25 per unit for gross proceeds of (Cdn) $25,000,000. Each unit will consist of one common share and one warrant, with each warrant entitling the holder to purchase a further common share at a price of (Cdn) $ 0.45 per share for a period of 5 years from closing.

At closing, each of WWI and Manas will appoint 3 directors to the board of WWI and the current officers of Manas will be appointed as officers of WWI.

At closing, the Subsidiary will hold three Production Sharing Contracts (PSCs) onshore Blocks in Albania that comprise 1.7 million net acres with 100% working interest. The PSCs are for Blocks A, B, D, E and for Blocks 2 & 3. There have been nine large structures identified in Blocks A, B, D & E and three structures on Blocks 2 & 3. In 2001, the Shpiragu 1 well was drilled by Occidental petroleum in Block 2. The Shpiragu-1 well averaged 400 -1,200 bbl/d of light oil, confirming an active hydrocarbon system. There are no known reserves on any of these properties.

For further information please contact:
Erik Herlyn
Manas Petroleum Corp.
Bahnofstr. 9 P.O. Box 155
CH-6341 Baar, Switzerland
Phone: +41 44 718 1030
Fax: +41 44 718 1039
Email: info@manaspete.com
Web: www.manaspete.com

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include statements about the Letter of Intent and the possibility that it will enter into a formal agreement as contemplated in the Letter of Intent or that the transaction outlined in the

Letter of Intent will proceed on any basis. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks that the parties cannot agree on the terms of a definitive agreement or obtain the necessary approvals therefor, that WWI will not be able to raise the $25,000,000 at or prior to closing, the risks inherent in the industry, poor capital markets and other risks identified by Manas in its periodic filings on EDGAR (which can be viewed at www.sec.gov). Any of these risks could cause Manas’ or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of Manas’ business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. Except as required by applicable law, including the securities laws of the United States and Canada, Manas does not intend to update any of the forward-looking statements to conform these statements to actual results.